AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1997         REGISTRATION NO.
                                                        --------------                        ------------
_________________________________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ___________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ___________________

                              CAPITOL BANCORP LTD.
             (Exact name of Registrant as specified in its charter)

         MICHIGAN                                           38-2761672
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                       Identification No.)

  ONE BUSINESS AND TRADE CENTER
  200 WASHINGTON SQUARE NORTH
     LANSING, MICHIGAN                                         48933
(Address of Principal executive offices)                    (Zip Code)


                             CAPITOL BANCORP, LTD.
                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
                            (Full title of the plan)

                        JOSEPH D. REID, CHAIRMAN AND CEO
                         ONE BUSINESS AND TRADE CENTER
                          200 WASHINGTON SQUARE NORTH
                               LANSING, MI  48933
                    (Name and address of agent for service)


                                  517/487-6555
         (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
                                                              Proposed                 Proposed
                                    Amount                    Maximum                  Maximum            Amount of
Title of Securities                 to be                   Offering Price             Aggregate         Registration
to be Registered                  Registered                  Per Share              Offering Price           Fee
---------------------------------------------------------------------------------------------------------------------------
Common Shares                     100,000 Sh (1)(2)            $17.625*              $1,762,500*          $534.09*
---------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Subject to adjustment for stock splits and similar events.

*The registration fee has been calculated pursuant to Rule 457(h), based on the average of the high and low prices of the shares on June 26, 1997 as reported on the Nasdaq National Market.

                                     PART I

         Information Required In the Section 10(a) Prospectus

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         *The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the SEC, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

         Information Required In the Registration Statement

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Capitol Bancorp Ltd. (the "Company") and the Capitol Bancorp, Ltd. Employee Savings and Stock Ownership Plan (the "Plan") with the SEC are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         (a) The Company's and the Plan's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in the case of the Company, the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed or the Company's effective registration statement on Form 10 or 20F filed under the Exchange Act containing audited financial statements for the Company's last fiscal year.

         (b) All other reports, by the Company or the Plan filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above.

         (c)     If the class of securities to be offered is registered under
                 Section 12 of the Exchange Act, the description of that class of securities which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         All reports and other documents subsequently filed by the Company or the Plan pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The bylaws of the Registrant provide that the Registrant shall indemnify to the full extent permitted by law, any person who is made, or threatened to be made, a party to any action, suit or proceeding, including those brought by or in the right of the Registrant, (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or serves or served any other enterprise at the request of the Registrant.

         The Registrant's articles of incorporation also provide that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of the director's fiduciary duty. However, it does not eliminate or limit the liability of a director for any of the following: (1) a breach of the director's duty of loyalty to the Registrant or its shareholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) a violation of Section 551(l) of the Michigan Business Corporation Act, or (4) a transaction from which the director derived an improper personal benefit.

Item 7.  Exemption  from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which Index is incorporated herein by reference.

         The Registrant will submit the Plan, attached as Exhibit 4, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

         A.      The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)    To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                          (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act, as amended, that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, as amended, (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities

Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on May 6, 1997.

                              CAPITOL BANCORP LTD.


                                        By:  /s/ Joseph D. Reid
                                           ---------------------------
                                          Joseph D. Reid
                                          Chairman and CEO


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                      Title                                          Date
                 ---------                                      -----                                          ----
                 /s/ Joseph D. Reid                             Chairman of the Board, President and            5/6/97
                 -----------------------------------            Chief Executive Officer, Chairman of
                 Joseph D. Reid                                 the Board of the Corporation's
                                                                subsidiaries and Director (Principal
                                                                Executive Officer)



                 /s/ Robert C. Carr                             Treasurer and Executive Vice President          5/6/97
                 ----------------------------------             and Director
                 Robert C. Carr




                 /s/ David O'Leary                              Secretary and Director                          5/6/97
                 -----------------------------------
                 David O'Leary




                 /s/ Louis G. Allen                             Director                                        5/6/97
                 ----------------------------------
                 Louis G. Allen



                 /s/ Lee W. Hendrickson                         Vice President and Chief Financial              6/25/97
                 -----------------------------                  Officer (Principal Financial Officer)
                 Lee W. Hendrickson




                 /s/ Paul R. Ballard                            Executive Vice President                        5/6/97
                 ----------------------------------             and Director
                 Paul R. Ballard




                 /s/ David L. Becker                            Director                                        5/6/97
                 ----------------------------------
                 David L. Becker




                 /s/ Douglas E. Crist                           Director                                        5/6/97
                 --------------------------
                 Douglas E. Crist




                 /s/  Richard G. Dorner                         Director                                        5/6/97
                 ----------------------------------
                 Richard G. Dorner




                  /s/ Gary A. Falkenberg                        Director                                        5/6/97
                 -----------------------------
                 Gary A. Falkenberg


                                                                Director
                 ----------------------------------                                                             __/__/97
                 Joel I. Ferguson





                 /s/ Kathleen A. Gaskin                         Director                                        5/6/97
                 ------------------------------
                 Kathleen A. Gaskin




                 /s/ H. Nicholas Genova                         Director                                        5/6/97
                 ----------------------------
                 H. Nicholas Genova



                 /s/ Lewis D. Johns                             Director                                        5/6/97
                 ------------------------------
                 Lewis D. Johns





                                                                Director                                        5/6/97

                 /s/ Michael L. Kasten
                 -----------------------------
                 Michael L. Kasten




                 /s/ James R. Kaye                              Director                                        5/6/97
                 -----------------------------
                 James R. Kaye




                 /s/ Leonard Maas                               Director                                        5/6/97
                 -----------------------------
                 Leonard Maas




                 /s/ Lyle W. Miller                             Director                                        5/6/97
                 ------------------------------
                 Lyle W. Miller

         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended the trustee and plan administrator of the employee benefit plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on May 6, 1997.

                                        CAPITOL BANCORP LTD.
                                        ESOP COMMITTEE
                                        PLAN ADMINISTRATOR



                                        By: /s/ Joseph D. Reid
                                           -----------------------

                                           for the Committee


                                        PARAGON BANK & TRUST
                                        PLAN TRUSTEE



                                        By: /s/ Eric Hoogstra
                                           --------------------------
                                        Its: Vice President
                                             and Trust Officer

                                 EXHIBIT INDEX


                                                                                              Sequentially
 Exhibit                                                                                       Numbered
 Number                                                                                           Page
--------                                                                                      ------------
     4                    The Capitol Bancorp, Ltd. Employee                                    10
                          Savings and Stock Ownership Plan

     5                    Opinion of Foster, Swift, Collins & Smith, P.C.                       114
                          regarding the legality of securities being registered

    23.1                  Consent of BDO Seidman, LLP                                           117

    23.2                  Consent of Foster, Swift, Collins & Smith, P.C.
                          (included in Exhibit 5)
